Exhibit 99.1

Contact:	Investor Relations

W. Douglass Harris

William Lyon Homes

(949) 833-3600

WILLIAM LYON HOMES REPORTS NEW HOME ORDERS,

CLOSINGS AND BACKLOG

NEWPORT BEACH, CA—October 10, 2006—William Lyon Homes announced today preliminary new home orders, closings and backlog information for the three and nine months ended September 30, 2006.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Number of new home orders:
California	371	523	1,067	1,842
Arizona	61	118	343	454
Nevada	69	193	288	565

	501	834	1,698	2,861

Average number of sales locations during period:
California	37	29	33	27
Arizona	6	5	6	6
Nevada	12	8	12	8

	55	42	51	41

Number of homes closed:
California	320	387	1,202	934
Arizona	144	140	376	437
Nevada	136	123	371	357

	600	650	1,949	1,728

	September 30,
	2006	2005
Backlog of homes sold but not closed at end of period:
California	596	1,510
Arizona	363	499
Nevada	81	290

	1,040	2,299

New home orders for the three months ended September 30, 2006 were 501, a decrease of 40% as compared to 834 for the three months ended September 30, 2005. New home orders for the nine months ended September 30, 2006 were 1,698, a decrease of 41% as compared to 2,861 for the nine months ended September 30, 2005.

The Company’s new home orders for the three and nine months ended September 30, 2006 include 54 and 220 homes from joint venture communities, respectively, compared to 120 and 505 homes from joint venture communities for the three and nine months ended September 30, 2005, respectively.

The Company’s number of new home orders per average sales location decreased to 9.1 for the three months ended September 30, 2006 as compared to 19.9 for the three months ended September 30, 2005. The Company’s number of new home orders per average sales location decreased to 33.3 for the nine months ended September 30, 2006, as compared to 69.8 for the nine months ended September 30, 2005.

The Company’s cancellation rate for the three months ended September 30, 2006 was 39%, compared to 15% for the three months ended September 30, 2005. The Company’s cancellation rate for the nine months ended September 30, 2006 was 33%, compared to 13% for the nine months ended September 30, 2005.

The number of homes closed during the three months ended September 30, 2006 was 600, a decrease of 8% as compared to 650 for the three months ended September 30, 2005. The number of homes closed during the nine months ended September 30, 2006 was 1,949, an increase of 13% as compared to 1,728 for the nine months ended September 30, 2005.

The Company’s backlog of homes sold but not closed was 1,040 at September 30, 2006, a decrease of 55% as compared to 2,299 at September 30, 2005.

William Lyon Homes is primarily engaged in the design, construction and sale of single family detached and attached homes in California, Arizona and Nevada and at September 30, 2006 had 54 sales locations. The Company’s corporate headquarters are located in Newport Beach, California. For more information about the Company and its new home developments, please visit the Company’s website at www.lyonhomes.com.

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions regarding future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others, changes in general economic conditions and in the markets in which the Company competes, the outbreak, continuation or escalation of war or other hostilities, including terrorism, involving the United States, changes in mortgage and other interest rates, changes in prices of homebuilding materials, weather, the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements, the availability of labor and homebuilding materials, changes in governmental laws and regulations, the timing of receipt of regulatory approvals and the opening of projects, and the availability and cost of land for future development, as well as the other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

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